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                                                                    EXHIBIT 77D

ITEM 77D/77Q1(B) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

On July 27, 2012, a Form Type 485BPOS, Accession number 0001193125-12-319247, an amendment to the registration statement of the Trust (the "Amendment") was filed with the SEC. This amendment is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The Amendment disclosed, among other things, changes to the principal strategies of Columbia Bond Fund, Columbia Corporate Income Fund and Columbia Intermediate Bond Fund.